Exhibit 10.01

ML FUTURESACCESSsm ADVISORY AGREEMENT

among

ML TRANSTREND DTP ENHANCED FUTURESACCESSSM LLC
ML TRANSTREND DTP ENHANCED FUTURESACCESSSM LTD.

MERRILL LYNCH ALTERNATIVE INVESTMENTS LLC

and

TRANSTREND B.V.

Dated as of March 20, 2007

ML FUTURESACCESSSM ADVISORY AGREEMENT

APPENDIX A — COMMODITY INTERESTS TRADED BY TRANSTREND B.V.

APPENDIX B — COMMODITY TRADING AUTHORITY

ML FUTURESACCESSSM ADVISORY AGREEMENT

THIS ADVISORY AGREEMENT (the “Agreement”), is made as of this 20th day of March, 2007, among ML TRANSTREND DTP ENHANCED FUTURESACCESSsm LLC, a Delaware limited liability company, ML TRANSTREND DTP ENHANCED FUTURESACCESSsm LTD., a Cayman Islands exempted company (the “Onshore Fund” and the “Offshore Fund,” respectively, and collectively, the “Fund”), MERRILL LYNCH ALTERNATIVE INVESTMENTS LLC, a Delaware limited liability company (the “Manager”), and TRANSTREND B.V., a limited liability company incorporated under the laws of the Netherlands (the “Trading Advisor”).

W I T N E S S E T H:

WHEREAS, the Fund is one of the “family” of privately-offered managed futures funds sponsored by the Manager as part of the “ML FuturesAccesssm Program,” which provides for investors to invest in, and exchange their investments among, different funds in the ML FuturesAccessSM Program (each of which is currently a single-advisor fund), as well as among the various “hedge funds” in the ML HedgeAccess® Program (the ML FuturesAccessSM Program and the ML HedgeAccess® Program being collectively referred to as the “Program”);

WHEREAS, the Manager intends to operate a “fund of funds” (“Trend-Following FuturesAccess”) — which will allocate and reallocate its capital among funds (“FuturesAccess Funds”) such as the Fund, which are established within the ML FuturesAccessSM Program;

WHEREAS, the Fund has been formed in order to trade, buy, sell or otherwise acquire, hold or dispose of spot currencies, forward contracts, futures contracts and swaps for commodities, financial instruments and currencies, rights pertaining thereto and options thereon or on physical commodities and engage in all activities incident thereto (the foregoing forms of investment being collectively referred to herein as “commodity interests”) under the direction of the Trading Advisor;

WHEREAS, the Onshore Fund intends, subject to the terms and conditions set forth herein, to offer units of limited liability company interest in the Fund (“Units”) for sale to investors in an offering exempt from registration under the Securities Act of 1933, as amended (the “1933 Act”), as described in the Onshore Fund’s Confidential Program Disclosure Document, as amended from time to time (the “Onshore Memorandum”), which has been filed with the Commodity Futures Trading Commission (the “CFTC”) and the National Futures Association (the “NFA”) pursuant to the Commodity Exchange Act, as amended (the “CEA”), the commodity pool operator and commodity trading advisor regulations promulgated under the CEA by the CFTC (the “Commodity Regulations”), and the NFA rules promulgated under the CEA (the “NFA Rules”);

WHEREAS, the Offshore Fund intends, subject to the terms and conditions set forth herein, to offer redeemable participating shares (“Shares”; and collectively with the Units, “Interests”) for sale exclusively to Non-“United States persons,” pursuant to Regulation S under the 1933 Act, as described in the Offshore Fund’s Confidential Program Disclosure Document,

as amended from time to time (the “Offshore Memorandum,” and collectively, with the Onshore Memorandum, the “Memorandum”). The Manager has filed a Form 18-96 Notice with NFA exempting the Offshore Fund from filing the Offshore Memorandum with the Commodity Futures Trading Commission (the “CFTC”) or NFA;

WHEREAS, the Manager acts as manager of the Fund;

WHEREAS, the Trading Advisor is engaged in the business of, among other things, making trading decisions on behalf of investors in the purchase and sale of certain commodity interests;

WHEREAS, the Manager has sponsored the Fund in order that the Trading Advisor, upon the terms and conditions set forth herein, act as the trading advisor for the Fund, making commodity interests investment decisions for the Fund on a discretionary basis; and

WHEREAS, the Trading Advisor is willing to manage the Fund’s commodity interests trading.

NOW, THEREFORE, the parties hereto do hereby agree as follows, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in entering into this Agreement the parties intend to be legally bound:

1.                                       Undertakings of the Trading Advisor in Connection with Offering.

(a)                                  Trading Advisor to Provide Current Information. At all times while any of the Interests continue to be offered, the Trading Advisor agrees to use its reasonable best efforts to cooperate with the Manager in preparing the sections in the Memorandum related to the Trading Advisor, including without limitation by providing, as promptly as may be reasonably practicable, all information (if any) regarding the Trading Advisor, its “principals,” “trading principals” and “trading program” (each of the foregoing as defined in Section 4.10 of the Commodity Regulations) and “Affiliates” (as defined in Rule 405 promulgated under the Securities Act) which the Manager reasonably believes to be necessary or advisable to include in the Memorandum.

(b)                                 Solicitation Material; “Roadshow” Participation. The Trading Advisor, its officers and employees shall not use, publish, circulate or distribute the Memorandum or any related solicitation material nor shall the Trading Advisor, its officers or employees engage in any marketing, sales or promotional activities in connection with the offering of Interests, except as may be reasonably requested by the Manager and agreed to by the Trading Advisor and as may be permitted by the Commodity Regulations and the NFA Rules. The Trading Advisor will, to the extent reasonably requested and scheduled by the Manager and agreed to by the Trading Advisor, participate in “road shows,” seminars, presentations or other marketing activities relating to the Fund for five (5) calendar days in the aggregate during calendar years 2007 and 2008, such participation to be at the expense of the Trading Advisor. For avoidance of doubt, the Trading Advisor shall not be required to participate in any “road shows”, seminars, presentations or other marketing activities relating to the Fund on or after January 1, 2009.

(c)                                  Performance Information.

(i)                                     At all times while any of the Interests continue to be offered, the Trading Advisor, at its own expense, shall promptly provide the Manager with complete and accurate composite performance information (in form and substance consistent with Sections 4.25 and 4.35 of the Commodity Regulations and the NFA Rules) reflecting the actual composite performance of the client accounts directed by the Trading Advisor up to the latest practicable date (consistent with Sections 4.25 and 4.35 of the Commodity Regulations), together with any reports or letters relating to such composite performance data subsequently received from accountants and in the possession of the Trading Advisor.

(ii)                                  The Manager acknowledges receipt, on behalf of both itself and the Fund, of the Trading Advisor’s commodity trading advisor disclosure document dated December 17, 2006 (the “Trading Advisor Disclosure Document”), and of all other disclosure documents required to be delivered by the Trading Advisor pursuant to applicable Commodity Regulations or the NFA Rules.

(d)                                 Access to Books and Records. Upon reasonable notice to the Trading Advisor, the Manager shall have the right to have access to the Trading Advisor’s offices during normal business hours and at the Manager’s expense in order to inspect such books and records related to the Trading Advisor’s trading for client accounts utilizing the Trading Program (as defined in Section 2(a)) as the Manager may reasonably deem necessary in connection with the transactions contemplated hereby, in each case, subject to such restrictions as the Trading Advisor may reasonably deem necessary or advisable so as to preserve the confidentiality of proprietary information with respect to clients and investors other than those who access the Trading Advisor through the Fund; provided, however, that nothing contained in this Agreement shall be deemed or construed to require the Trading Advisor to disclose the proprietary details of any trading approach.

(e)                                  General Assistance.

(i)                                     In consideration of the Manager’s reliance on the Trading Advisor’s availability and ability to make trading decisions for the Fund, the Trading Advisor agrees promptly to notify the Manager in the event that the Trading Advisor has any reason to believe that the Trading Advisor may not be able or willing to do so to the full extent set forth herein.

(ii)                                  The Trading Advisor agrees, subject to Section 8, not to accept other client capital or accounts if doing so could reasonably be expected to impair the Trading Advisor’s ability to manage the Fund as contemplated by the Memorandum, assuming that the Fund has a minimum capitalization of $250 million in the calendar years 2007 and 2008; provided, however, that the provisions of this Section 2(e)(ii) shall not apply to, and shall in no manner restrict, the Trading Advisor’s management of any accounts it currently manages or may hereafter manage for current and/or former principals and/or Affiliates of the Trading Advisor under any circumstances.

(iii)                               The Trading Advisor acknowledges that, as of the date of this Agreement, the Manager is registered as an “investment adviser” with the Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and agrees to take such steps as the Manager may reasonably request to assist the Manager with the Manager’s obligation to operate the Fund in compliance with the Advisers Act.

2.                                       Duties of the Trading Advisor.

(a)                                  Trading for the Fund. The Trading Advisor shall act as the sole and exclusive trading advisor for the Fund. The Trading Advisor, the Manager and the Fund agree that in making trading decisions for the Fund, the Trading Advisor shall use its Diversified Trend Program (Enhanced Risk - USD) (the “Trading Program”) described in the Memorandum. The Trading Advisor shall have sole and exclusive authority and responsibility for directing the Fund’s trading, subject to the Manager’s fiduciary authority to intervene to overrule or unwind trades if the Manager deems that doing so is necessary or advisable for the protection of the Fund. The Manager may also override the trading instructions of the Trading Advisor to the extent necessary: (i) to fund any distributions or redemptions of Interests to be made by the Fund; (ii) to pay the Fund’s expenses; and/or (iii) to comply with speculative position limits; provided that the Manager shall permit the Trading Advisor three days in which to liquidate positions for the purposes set forth in clauses (i)-(ii) prior to exercising its override authority. The Trading Advisor will have no liability for the results of any of the Manager’s interventions in (i), (ii) or (iii), above.

The Trading Advisor shall give the Manager prompt written notice of any proposed material change in the Trading Program (as described in the Trading Advisor Disclosure Document and as applied to the Fund) and shall not make any such material change without at least 30 days’ prior notice to the Manager if such material change would require an amendment to the Trading Advisor Disclosure Document. The addition and/or deletion of commodity interests from the Fund’s portfolio traded by the Trading Advisor shall not be deemed a material change in the Trading Program and prior written notice to the Manager shall not be required therefor, except as set forth in Section 2(b) below.

(b)                                 List of Commodity Interests Traded by the Trading Advisor.

(i)                                     The Trading Advisor shall provide the Manager with a complete list of commodity interests which it intends to trade on the Fund’s behalf. All commodity interests other than regulated futures contracts and options on regulated futures contracts traded on a qualified board or exchange in the United States shall be listed on Appendix A to this Agreement. The addition of commodity interests (other than forward contracts on foreign currencies) to the Fund’s portfolio traded by the Trading Advisor as set forth in Appendix A to this Agreement shall require prior written notice to the Fund or the Manager and an amendment to Appendix A, which amendment shall become effective no later than 5 days following the Trading Advisor’s having provided the Manager or the Fund with prior written notice of its intention to trade such additional commodity interests.

(ii)                                  The Trading Advisor acknowledges and agrees that U.S. investors are prohibited by the CFTC from trading in certain instruments — for example, certain “contracts for differences,” and certain non-U.S. stock index futures and related options. The Trading Advisor agrees not to trade any such instruments for the Onshore Fund, as well as for the Offshore Fund should the Manager so request.

(c)                                  Capacity; Speculative Position Limits.

(i)                                     The Trading Advisor agrees that it will reserve for the Fund an aggregate amount of $250 million in trading capacity (“Total Capacity”) during the calendar years 2007 and 2008. In the event that there are any withdrawals from the Fund’s assets or investment losses, the amount of such withdrawals and investment losses shall increase the then available remaining capacity such that Total Capacity shall remain at $250,000,000 for the calendar years 2007 and 2008. In the event that there are any additions to the Fund’s assets or investment gains, the amount of such additions and investment gains shall decrease the then available remaining capacity such that Total Capacity shall remain at $250,000,000 for the calendar years 2007 and 2008. For avoidance of doubt, the Trading Advisor shall not be required to offer any capacity to the Fund on or after January 1, 2009.

(ii)                                  The Trading Advisor also agrees to consult with the Manager in the event that, notwithstanding the undertaking in the preceding sentence, the Manager believes that capacity restrictions may affect the Trading Advisor’s strategy on behalf of the Fund.

(iii)                               If the Trading Advisor (either alone or aggregated with the positions of any other person, if such aggregation shall be required by the CEA, the CFTC or any other regulatory authority having jurisdiction) exceeds applicable position limits in any commodity interest traded for the Fund, the Trading Advisor shall promptly take such action as the Trading Advisor may deem fair and equitable to comply with such limits, and shall promptly with due care deliver to the Fund a written explanation of the action taken to comply with such limits. If such limits are exceeded by the Fund, the Manager may require the Trading Advisor to liquidate positions as required.

(d)                                 No Authority to Invest Assets Held in Securities and Cash. The Fund and the Manager, and not the Trading Advisor, shall have the sole and exclusive authority and responsibility with regard to the investment, maintenance and management of the Fund’s assets other than in respect of the Trading Advisor’s trading of the Fund’s assets in commodity interests.

(e)                                  Trading Authorization. Prior to the Fund commencing operations, the Fund shall deliver to the Trading Advisor a trading authorization in the form of Appendix B hereto appointing the Trading Advisor as an agent of the Fund and attorney-in-fact for such purpose.

(f)                                    Delivery of Disclosure Documents and Reports. The Trading Advisor shall, during the term of this Agreement, deliver to the Fund copies of all disclosure documents filed with NFA promptly after such filing.

(g)                                 Trade Reconciliations. The Trading Advisor acknowledges its obligation to review the Fund’s commodity interest positions on a daily basis and to notify the Manager promptly of any material errors committed by the Trading Advisor or any trade which the Trading Advisor believes was not executed in accordance with its instructions and which cannot be promptly resolved.

(h)                                 Onshore and Offshore Fund Trading Accounts. At the request of the Manager, the Trading Advisor agrees to trade separate accounts for each of the Onshore and the Offshore Funds, a single account for both or any combination of the two, as the case may be.

(i)                                     Trade Information. The Trading Advisor shall use reasonable efforts to provide trade information to OMR Systems by electronic file by 4:30 p.m. (New York time) on the date of any trade made on behalf of the Fund. Such reports may be provided directly by the Trading Advisor.

(j)                                     Letter Agreement. As of the date hereof, the Manager, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and the Trading Advisor are entering into a Letter Agreement (the “Letter Agreement”) setting forth the legally binding agreements with respect to certain matters relating to the organization and marketing of the Fund. This Agreement, which deals primarily with the Trading Advisor’s management of the Fund’s trading, is to be read and interpreted in conjunction with the Letter Agreement, and vice versa.

(k)                                  No Guarantee of Profits. The Fund and the Manager both specifically acknowledge that in agreeing to make trading decisions for the Fund, the Trading Advisor is in no respects making any guarantee of profits or of protections against loss, but it is undertaking to use reasonable best efforts to trade profitably on behalf of the Fund.

3.                                       Trading Advisor Independent. For all purposes of this Agreement, the Trading Advisor shall be deemed to be an independent contractor and shall have no authority to act for or represent the Fund in any way and shall not otherwise be deemed to be an agent of the Fund. Nothing contained herein shall create or constitute the Trading Advisor, the Fund or the Manager as a member of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, nor shall be deemed to confer on any of them any express, implied, or apparent authority to incur any obligation or liability on behalf of any other. The parties acknowledge that the Trading Advisor has not been an organizer or promoter of the Fund.

4.                                       Commodity Broker; Floor Brokers

(a)                                  (i) Clearing of All Trades. The Trading Advisor shall enter orders for all commodity interest transactions for the Fund through such commodity broker or brokers as the Fund shall designate from time to time in its sole discretion (the Fund currently so designating Merrill Lynch). The Trading Advisor will not, without the consent of the Manager, trade on a “give up” basis through floor brokers, give-up brokers, prime brokers, dealers or other executing entities or facilities (collectively, “executing brokers”) not affiliated with Merrill Lynch. The Manager will review and approve or disapprove all executing brokers proposed by the Trading Advisor for the Fund’s account, such approval not to be unreasonably withheld or delayed. If an executing broker is approved, the Fund will not hold the Trading Advisor liable for any error or breach of contract by any such executing broker subject to the standard of liability set forth in Section 12(a). Irrespective of whether executing brokers unaffiliated with Merrill Lynch receive the Manager’s consent to execute trades on behalf of the Fund, all such trades will be “given-up” to be carried by Merrill Lynch. The Trading Advisor shall receive copies of all daily and monthly brokerage statements for the Fund directly from Merrill Lynch. The Trading Advisor shall have full authority to enter in its own name but for the account, benefit and risk of the Fund into any automated order routing agreement, if and when required by any executing broker, for executing orders through an automated order routing system, to make the necessary representations and warranties set forth in such agreement and to negotiate the applicable automated order routing commissions, if any. The parties agree that all orders, entered into pursuant to this Agreement and pursuant to any automated order routing agreement, are being entered into by the Trading Advisor as the Fund’s agent for the account, benefit and risk of the Fund. The Fund agrees to assume all liabilities associated with the orders entered into using an automated order routing system and agrees, subject to the standard of liability set forth in Section 12(a) of this Agreement, that the Trading Advisor shall have no liability for such transactions.

(ii)                                  The Fund will be subject to round turn commission rates as determined from time to time by Merrill Lynch and consistent with disclosures made to investors.

(b)                                 Forward Trading.

(i)                                     All forward trades for the Fund shall be executed through the forward dealer(s) (which may be Affiliates of the Manager) designated by the Manager, provided that at the request of the Trading Advisor, the Manager may consent to other forward trading arrangements, which consent shall not be unreasonably withheld or delayed.

(ii)                                  If necessary for the Trading Advisor to trade pursuant to the Trading Program, the Fund shall provide adequate dealing lines of credit for the Trading Advisor to place orders for spot and forward foreign exchange contracts on behalf of the Fund.

(iii)                               Any “F/X prime brokerage” arrangements which the Trading Advisor may wish to establish for the Fund shall be subject to the approval of the Manager. The Manager hereby so approves Deutsche Bank AG, London Branch, as FX prime broker to effectuate the give-up of over-the-counter foreign exchange transactions to Merrill Lynch or such other clearing broker appointed by the Fund from time to time for the account, benefit and risk of the Fund, and the applicable prime brokerage commissions to be negotiated by the Trading Advisor. The parties agree that all over-the-counter foreign exchange transactions entered into pursuant to this Agreement are being entered into by the Trading Advisor as the Fund’s agent for the account, benefit and risk of the Fund, notwithstanding that such over-the counter-foreign exchange transactions are first being entered into by the Trading Advisor, being treated as principal by the foreign exchange prime broker and Merrill Lynch. The Fund agrees to assume all liabilities associated with the over-the-counter foreign exchange transactions and the Fund and the Manager agree, subject to the standard of liability set forth in Section 12(a) of this Agreement, that the Trading Advisor shall have no liability for such over-the-counter foreign exchange transactions.

(c)                                  The Trading Advisor acknowledges that the Fund shall be subject to the brokerage commissions and administrative fees specified in the Memorandum.

(d)                                 Floor Brokerage Costs. The “floor brokerage,” “give-up” fees and other transaction costs charged by any floor broker, other than Merrill Lynch, to effect Fund transactions shall be subject to the approval of Merrill Lynch, which shall pay such costs, such approval not to be unreasonably withheld or delayed provided that such fees and transaction costs are competitive with Merrill Lynch’s standard rates.

5.                                       Management Fee. As of the last Business Day of each calendar month, the Fund shall pay the Trading Advisor a Management Fee equal to 1/12 of 2.0% (a 2.0% annual rate) of the aggregate gross asset value (for the avoidance of doubt, prior to reduction for any accrued Incentive Fee or for the Management Fee being calculated) of the Fund. Such Management Fee shall be pro rated in the case of partial calendar months and for intra month capital additions and capital withdrawals, but shall not be subject to rebate once paid. To the extent that the Trading Advisor is managing any notional funds for the Fund, the amount of such notional funding shall form part of the gross asset value of the Fund for purposes of determining the Trading Advisor’s Management Fee.

6.                                       Incentive Fee.

(a)                                  The Fund shall pay to the Trading Advisor, as of each December 31 (“Incentive Fee Calculation Date”), an Incentive Fee equal to 25% of any New Trading Profit recognized by the Fund as of such Incentive Fee Calculation Date.

(b)                                 “Trading Profits” equals any profits earned from the trading of commodity interests for the Onshore Fund and the Offshore Fund, determined separately, in each case after deduction for all fees and expenses incurred by the Onshore Fund and the Offshore Fund, respectively, other than the Incentive Fee itself. For the avoidance of doubt, Trading Profits shall not be reduced by initial selling compensation or ongoing selling and trailing compensation payable with respect to the sales of Interests.

(c)                                  “New Trading Profit” equals any increase in the Net Asset Value of the Fund, prior to reduction for any accrued Incentive Fee as of the current Incentive Fee Calculation Date over the High Water Mark attributable to each of the Onshore Fund and the Offshore Fund, respectively.

(d)                                 (i)                                     The High Water Mark of each of the Onshore Fund and the Offshore Fund, respectively, shall be equal to the highest Net Asset Value attributable to each of the Onshore Fund and the Offshore Fund, respectively, after reduction for the Incentive Fee then paid by each of the Onshore Fund and the Offshore Fund, respectively, as of any preceding Incentive Fee Calculation Date. The High Water Mark shall be increased dollar for dollar by new subscriptions made to, and decreased proportionately when capital withdrawals are made from, the Onshore Fund and the Offshore Fund, respectively. The respective amounts of new subscriptions and capital withdrawals shall be calculated taking into account any notional funds being traded by the Trading Advisor for the Fund related to such new subscriptions and capital withdrawals. The proportionate High Water Mark reduction made as a result of capital withdrawals shall be calculated by multiplying the High Water Mark in effect immediately prior to such capital withdrawal by the fraction the numerator of which is the Net Asset Value of the Onshore Fund and the Offshore Fund, as the case may be, immediately following such reallocation and the denominator of which is the Net Asset Value of the Onshore Fund and the Offshore Fund, as the case may be, immediately before such capital withdrawal, in each case prior to reduction for any accrued Incentive Fee.

(ii)                                  If an Incentive Fee is paid as of an Incentive Fee Calculation Date, the High Water Mark is reset to the Net Asset Value of the Offshore Fund or the Offshore Fund, as the case may be, immediately following such payment.

(iii)                               For the avoidance of doubt, the High Water Mark shall be determined (A) separately for each of the Onshore Fund and the Offshore Fund, as the case may be; (B) not on the basis of any individual investors or group of investors in either the Onshore Fund or the Offshore Fund; and (C) after making appropriate adjustments to take account of any notional funds being traded by the Trading Advisor for the Fund.

(e)                                  When there is an accrued Incentive Fee at the time any capital withdrawal is made, the incentive Fee attributable to such capital withdrawal will be paid. Such Incentive Fee shall be determined by multiplying the Incentive Fee that would have been paid had the date of the capital withdrawal been an Incentive Fee Calculation Date by the fraction the numerator of which is the amount of the capital withdrawal and the denominator of which is the Net Asset Value of the Fund immediately prior to the capital withdrawal, in each case prior to reduction for the accrued Incentive Fee. Such Incentive Fee will be paid from and reduce the amount of the capital withdrawal.

(f)                                    Net Asset Value, solely for purposes of calculating the Incentive Fee, shall not include any interest income earned by the Fund (although such interest income shall increase Net Asset Value for purposes of determining the value of the Interests) but shall include any notional funds being traded by the Trading Advisor for the Fund. For the avoidance of doubt, no Incentive Fee shall be payable on any interest income earned by the Fund but interest income shall be included in the determination of the gross asset value for determining the Management Fee payable to the Trading Advisor pursuant to Section 5.

(g)                                 Appropriate adjustments shall be made in calculating the Incentive Fee to reflect the fact that if reductions in notional equity result in an Incentive Fee being paid, such Incentive Fee must be paid from actual equity, not notional equity.

(h)                                 The date of termination of this Agreement shall be treated as an Incentive Fee Calculation Date and an Incentive Fee shall be paid, if earned, to the Trading Advisor as of such date.

7.                                       Term and Termination.

(a)                                  Term and Renewal. This Agreement shall continue in effect until the second December 31 after the effectiveness of this Agreement. Thereafter, this Agreement shall be automatically renewed for successive one-year periods, on the same terms, unless terminated by either the Trading Advisor or the Fund or the Manager upon at least 90 days’ notice to the other parties prior to the expiration of the then-current term.

(b)                                 Termination.

(i)                                     Notwithstanding Section 7(a) hereof, this Agreement shall terminate immediately with respect to the Onshore Fund and/or the Offshore Fund, as applicable, in the event that such fund shall terminate and be dissolved as determined by the Manager;

(ii)                                  Either the Manager or the Trading Advisor may terminate this Agreement upon 30 days’ notice as of the end of the first full calendar quarter subsequent to the twelfth month-end after the date of this Agreement if, as of such twelfth month-end, the Fund does not have an aggregate capitalization of at least $25 million.

(iii)                               The Fund and/or the Manager, on the one hand, or the Trading Advisor, on the other, may terminate this Agreement as a result of a material breach hereof by any other party, after written notice of such material breach is provided to the materially breaching party by the other party and such material breach has not been cured within ten (10) days following the giving of such notice;

(iv)                              The Trading Advisor may terminate this Agreement at any time, upon written notice to the Fund and the Manager, in the event: (A) the Manager overrides a trading instruction of the Trading Advisor (for the avoidance of doubt, the Manager’s actions in accordance with Section 2(a) of this Agreement do not confer a termination right upon the Trading Advisor); or (B) the Fund or the Manager appoints a clearing broker other than a Merrill Lynch Affiliate without the prior consent of the Trading Advisor, such consent to be deemed effective no later than 5 days following the Fund’s or the Manager’s having provided the

Trading Advisor with prior written notice of its intention to appoint such other clearing broker.

(c)                                  In the event of the termination of this Agreement, the Manager shall promptly dissolve the Fund or change the Fund’s name to eliminate confusion with the Trading Advisor or its trading programs, which shall include, in the event of the Fund’s continued operation, removing the words “Transtrend DTP Enhanced” as part of its name. For the avoidance of doubt, the use of the name “Transtrend DTP Enhanced” after the termination of this Agreement in connection with the continued reporting of the past performance of the Fund as may be required by rules or regulations of a relevant regulatory body shall not constitute a violation of this provision.

8.                                       Right to Advise Others; Uniformity of Acts and Practices. During the term of this Agreement, the Trading Advisor shall, subject to the capacity undertaking set forth in Section 2(c)(i), and the exclusivity undertaking of the Letter Agreement, be free to advise other investors as to the purchase and sale of commodity interests, to manage and trade other investors’ commodity interests accounts and to trade for and on behalf of their own proprietary commodity interests accounts. However, under no circumstances shall the Trading Advisor favor any commodity interests account directed by any of them (regardless of the date on which they began or shall begin to direct such account) over the Fund’s account on an overall basis, giving due consideration to the trading program and leverage subset which the Manager has requested the Trading Advisor to trade on behalf of the Fund. Nothing contained in this Section 8 shall preclude the Trading Advisor from charging different management and/or incentive fees to its clients. The Fund and the Manager acknowledge and agree that the Trading Advisor has granted and may continue to grant preferential treatment, including but not limited to access to capacity, the waiver of all advisory fees and other rights and benefits to accounts currently or hereafter managed by the Trading Advisor for current and/or former principals and/or Affiliates of the Trading Advisor and their Affiliates and the Trading Advisor’s granting of such preferential treatment shall not be deemed to be favoring such accounts over the Fund’s account on an overall basis.

At the request of the Manager, the Trading Advisor shall promptly deliver to the Manager a satisfactory written explanation, in the reasonable judgment of the Manager, of the differences, if any, in the gross trading performance between the Fund’s account and such other commodity interest accounts traded utilizing the Trading Program (subject to the need to preserve the confidentiality of proprietary information concerning the Trading Advisor’s trading systems, methods, models, strategies and formulas and the identity of the Trading Advisor’s clients).

9.                                       Additional Undertakings by the Trading Advisor. The Trading Advisor, its officers and employees and their successors or assigns shall not: (i) use or distribute for any purpose the names and/or any other information about any of the investors in the Fund except to the extent required to (A) comply with any laws, statutes, rules or regulations applicable to the Trading Advisor or (B) respond to requests from the Trading Advisor’s shareholders; and (ii) solicit any investor known by the Trading Advisor to be an investor in the Fund for any investment in a fund traded by the Trading Advisor pursuant to the Trading Advisor’s Diversified Trend Program; provided, however, that this Section 9(ii) shall not preclude the

Trading Advisor from managing assets for any investor in the Fund if such investor’s investment in another fund or account traded by the Trading Advisor pursuant to the Trading Advisor’s Diversified Trend Program is unsolicited by the Trading Advisor.

10.                                 Representations and Warranties.

(a)                                  The Trading Advisor hereby represents and warrants to the Manager and the Fund as follows:

(i)                                     The Trading Advisor is an entity duly organized and validly existing under the laws of the jurisdiction of its organization and in good standing in each other jurisdiction in which the nature or conduct of its business requires such qualification and the failure to be duly qualified would materially affect the Trading Advisor’s ability to perform its obligations under this Agreement. The Trading Advisor has full corporate, partnership or limited liability company (as the case may be) power and authority to perform its obligations under this Agreement.

(ii)                                  This Agreement has been duly and validly authorized, executed and delivered by the Trading Advisor and constitutes a valid and binding agreement of the Trading Advisor enforceable in accordance with its terms.

(iii)                               The Trading Advisor has all US federal and state governmental, regulatory and commodity exchange licenses and approvals and has effected all filings and registrations with US federal and state governmental and regulatory agencies required to conduct its business and to act as described herein or required to perform its obligations hereunder (including, without limitation, registration of the Trading Advisor as a commodity trading advisor under the CEA, and membership of the Trading Advisor as a commodity trading advisor in NFA), and the performance of such obligations will not violate or result in a breach of any provision of the Trading Advisor’s certificate of incorporation, bylaws or any agreement, instrument, order, law or regulation binding on the Trading Advisor. The principals of the Trading Advisor are duly listed as such on its commodity trading advisor Form 7-R registration.

(iv)                              Assuming the accuracy of the Manager’s representation in subsection 10(b)(vii) and the Onshore Fund’s and the Offshore Fund’s representation in subsection 1 0(c)(vii), the trading by the Trading Advisor of an account for the Fund in accordance with the terms hereof will not require, in and of itself, any registration under, or violate any of the provisions of the Advisers Act.

(v)                                 The Trading Advisor’s implementation of its Trading Program will not infringe any other person’s copyrights, trademark or other property rights.

(vi)                              The execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not constitute a breach of, or default under, any instrument by which the Trading Advisor is bound or any order, rule or regulation applicable to the Trading Advisor of any court or any governmental body or administrative agency having jurisdiction over the Trading Advisor.

(vii)                           Other than as may have been disclosed in writing to the Manager by the Trading Advisor, there is not pending, or to the best of the Trading Advisor’s knowledge threatened, any action, suit or proceeding before or by any court or other governmental body to which the Trading Advisor is a party, or to which any of the assets of the Trading Advisor is subject, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, business or prospects of the Trading Advisor. The Trading Advisor has not received any notice of an investigation or warning letter from NFA or the CFTC regarding non-compliance by the Trading Advisor with the CEA or the regulations thereunder.

(viii)                        The Trading Advisor is not bankrupt or insolvent.

(b)                                 The Manager hereby represents and warrants to the Trading Advisor and the Fund as follows:

(i)                                     The Manager is duly organized and validly existing and in good standing under the laws of the jurisdiction of its formation and in good standing under the laws of each other jurisdiction in which the nature or conduct of its business requires such qualification and the failure to so qualify would materially adversely affect the Manager’s ability to perform its obligations hereunder.

(ii)                                  The Manager has the corporate power and authority under applicable law to perform its obligations under this Agreement.

(iii)                               This Agreement has been duly and validly authorized, executed and delivered by the Manager and constitutes a legal, valid and binding agreement of the Manager enforceable in accordance with its terms.

(iv)                              The execution and delivery of this Agreement, the incurrence of the obligations set forth herein and the consummation of the transactions contemplated herein will not constitute a breach of, or default under, any instrument by which the Manager is bound or any order, rule or regulation applicable to the Manager of any court or any governmental body or administrative agency having jurisdiction over the Manager.

(v)                                 There is not pending, or, to the best of the Manager’s knowledge threatened, any action, suit or proceeding before or by any court or other governmental body to which the Manager is a party, or to which any of the assets of the Manager is subject, which might reasonably be expected to result in any material adverse change in the condition (financial or otherwise), business or prospects of the Manager or is required to be disclosed pursuant to applicable CFTC regulations. The Manager has not received any notice of an investigation or warning letter from NFA or the CFTC regarding non-compliance by the Manager with the CEA or the regulations thereunder.

(vi)                              The Manager has all US federal and state governmental, regulatory and commodity exchange approvals and licenses, and has effected all filings and registrations with US federal and state governmental and regulatory agencies required to conduct its business and to act as described herein or required to perform its obligations hereunder (including, without limitation, registration of the Manager as a commodity pool operator under the CEA and membership of the Manager in NFA as a commodity pool operator), and the performance of such obligations will not contravene or result in a breach of any provision of its certificate of incorporation, by-laws or any agreement, order, law or regulation binding upon the Manager. The principals of the Manager are duly listed as such on the Manager’s commodity pool operator Form 7-R registration.

(vii)                           The Fund is not an investment company as defined in the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”), nor is the Fund relying on an exemption from registration under the Investment Company Act set forth in Sections 3(c)(1) or 3(c)(7) of the Investment Company Act.

(viii)                        The offer, sale and distribution of Interests in the Fund shall be made in full compliance with all applicable laws, statutes, rules, regulations and orders of ally government, governmental, regulatory or self-regulatory organization, including without limitation, applicable requirements regarding “anti money laundering” and “know your customer” rules.

(ix)                                The Fund is not a Benefit Plan Investor (as hereinafter defined) and none of the Fund’s assets constitute “plan assets” for purposes of part 4 of Subtitle B of Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The term “Benefit Plan Investor” means any employee benefit plan subject to part 4 of Subtitle B of Title I of ERISA, any plan to which Section 4975 of the U.S. Internal Revenue Code of 1986, as amended, applies, and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity.

(x)                                   The Manager is not bankrupt or insolvent.

(c)                                  Each of the Onshore and the Offshore Fund represents and warrants to the Trading Advisor and the Manager as follows:

(i)                                     It is duly organized and validly existing and in good standing under the laws of the jurisdiction of its formation and in good standing in each other jurisdiction in which the nature or conduct of its business requires such qualification and the failure to so qualify would materially adversely affect the its ability to perform its obligations hereunder.

(ii)                                  It has the power and authority under applicable law to perform its obligations hereunder.

(iii)                               This Agreement has been duly and validly authorized, executed and delivered by it and constitutes a legal, valid and binding agreement of it enforceable in accordance with its terms.

(iv)                              The execution and delivery of this Agreement, the incurrence of the obligations set forth herein and the consummation of the transactions contemplated herein will not constitute a breach of, or default under, any instrument by which it is bound or any order, rule or regulation applicable to it of any court or any governmental body or administrative agency having jurisdiction over it.

(v)                                 There is not pending, or, to the best of its knowledge threatened, any action, suit or proceeding before or by any court or other governmental body to which it is a party, or to which any of its assets are subject, which might reasonably be expected to result in any material adverse change in the condition (financial or otherwise), business or prospects of it or is required to be disclosed pursuant to applicable CFTC regulations. It has not received any notice of an investigation or warning letter from NFA or the CFTC regarding non-compliance by it with the CEA or the regulations thereunder.

(vi)                              It has all US federal and state and non-US governmental, regulatory and commodity exchange approvals and licenses, and has effected all filings and registrations with US federal and state and non-US governmental and regulatory agencies required to conduct its business and to act as described herein or required to perform its obligations hereunder and the performance of such obligations will not contravene or result in a breach of any provision of its certificate of formation, organization agreement or any agreement, order, law or regulation binding upon it.

(vii)                           It is not an investment company as defined in the Investment Company Act nor is it relying on an exemption from registration under the Investment Company Act set forth in Sections 3(c)(1) or 3(c)(7) of the Investment Company Act.

(viii)                        The Memorandum does not contain any misleading or untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Any supplemental sales literature, when read in conjunction with the Memorandum, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading. This representation and warranty shall not, however, apply to any statement or omission in the Memorandum or supplemental sales literature made in reliance upon and in conformity with information relating to the Trading Advisor, its trading methods or its trading performance which has been furnished by and approved by the Trading Advisor.

(ix)                                The offer, sale and distribution of Interests shall be made in full compliance with all applicable laws, statutes, rules, regulations and orders of any government, governmental, regulatory or self-regulatory organization, including without limitation, applicable requirements regarding “anti money laundering” and “know your customer” rules.

(x)                                   It shall not prepare, utilize or distribute any promotional materials (including the Memorandum or supplemental sales literature) which identify the Trading Advisor without obtaining the Trading Advisor’s prior written approval of such promotional materials. For the avoidance of doubt, the identification of the Trading Advisor after the termination of this Agreement in connection with the continued reporting of the past performance of the Fund as may be required by rules or regulations of a relevant regulatory body shall not constitute a violation of this provision.

(xi)                                It is not a Benefit Plan Investor and none of its assets constitute “plan assets” for purposes of part 4 of Subtitle B of Title I of the ERISA.

(xii)                             Each of the Offshore Fund and the Onshore Fund is not bankrupt or insolvent.

(d)                                 The foregoing representations and warranties shall be continuing during the entire term of this Agreement and, if at any time, any event shall occur which would make any of the foregoing representations and warranties of any party no longer true and accurate, such party shall promptly notify the other parties.

11.                                 Entire Agreement. This Agreement and the Letter Agreement constitute the entire agreement between the parties hereto with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding as between the parties unless it shall be in writing and signed by the party against whom enforcement is sought.

12.                                 Standard of Liability; Indemnification.

(a)                                  The Trading Advisor shall not be liable to the Fund or the Manager or their respective successors or assigns except for acts or omissions of the Trading Advisor: (a) which constitute (i) negligence, (ii) misconduct or (iii) a material breach of this Agreement; or (b) which result from the Trading Advisor not having acted in good faith with the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the Fund.

(b)                                 (i) The Fund and the Manager, jointly and severally, shall indemnify, defend and hold harmless the Trading Advisor and its Affiliates and their respective directors, officers, employees, representatives and controlling persons (such Affiliates and their respective directors, officers, employees, representatives and controlling persons are hereinafter collectively referred to as the “Trading Advisor Parties”) from and against any and all losses, claims, damages, liabilities (joint and several), costs and expenses (including any investigatory, legal and other expenses incurred in connection with, and any amounts paid in, any settlement; provided that the Fund shall have approved such settlement) (“Losses”) whether or not resulting from any arbitration, demand, claim, dispute, investigation, lawsuit, action or other proceeding (each a “Proceeding”), to which the Trading Advisor and/or the Trading Advisor Parties may become subject based upon, arising out of, or otherwise related to, this Agreement, the transactions contemplated in this Agreement or the fact that the Trading Advisor is or was a trading advisor to the Fund, unless any such Losses are the direct result of the Trading Advisor’s failure to meet the standard of liability applicable to it under Section 12(a).

(ii)                                  The Trading Advisor shall indemnify, defend and hold harmless the Fund and the Manager and its directors, officers, employees and representatives (such directors, officers, employees and representatives are hereinafter collectively referred to as the “Merrill Lynch Parties”) from and against any and all Losses to which the Fund, the Manager and/or the Merrill Lynch Parties may become subject, if any such Losses are the direct result of the Trading Advisor’s failure to meet the standard of liability applicable to it under Section 12(a).

(c)                                  The foregoing agreements of indemnity shall be in addition to, and shall in no respect limit or restrict, any other remedies which may be available to an indemnified party.

(d)                                 Any dispute as to whether a person or entity is entitled to indemnification under this Section 12 may be determined by binding arbitration in accordance with Section 18 of this Agreement.

(e)                                  In the event that a person entitled to indemnification under this Section 12, is made a party to a Proceeding alleging both matters for which indemnification may be due hereunder and matters for which indemnification may not be due hereunder, such person shall be indemnified only in respect of the former matters.

(f)                                    Promptly after receipt by any of the indemnified parties under this Agreement of notice of any Proceeding, the indemnified party shall notify the indemnifying party in writing of the commencement thereof if a claim in respect thereof is to be made under this Agreement. Except to the extent that the indemnifying party is not materially prejudiced thereby, the omission so to notify shall relieve the indemnifying party from any obligation or liability which it may have to any such indemnified party under this section. In the event that such Proceeding is brought against a person indemnified under this Agreement, and the indemnified party is notified of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that the indemnifying party may wish, to assume the defense thereof, with counsel selected by the indemnifying party and approved by the indemnified person (provided that approval may not be unreasonably withheld or delayed), and after notice from the indemnifying party to such indemnified person of the indemnifying party’s election so as to assume the defense thereof, the indemnifying party shall not be liable to such person under this section for any legal or other expenses subsequently incurred by such person in connection with the defense thereof, unless the indemnifying party approves the employment of separate counsel by such person (it being understood, however, that the indemnifying party shall not be liable for legal or other expenses of more than one separate firm of attorneys for all such persons indemnified hereunder, which firm shall be designated in writing by the Trading Advisor or the Manager, as the case may be).

(g)           The provisions of this Section 12 shall survive the termination or the expiration of this Agreement.

13.           Assignment. This Agreement shall not be assigned by any of the parties hereto without the prior express written consent of the other parties hereto.

14.           Amendment; Waiver. This Agreement shall not be amended except by a writing signed by the parties hereto. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party hereto to assert its rights hereunder on any occasion or series of occasions.

15.           Severability. If any provision of this Agreement, or the application of any provision to any person or circumstance, shall be held to be inconsistent with any present or future law, ruling, rule or regulation of any court or governmental or regulatory authority having jurisdiction over the subject matter hereof, such provision shall be deemed to be rescinded or modified in accordance with such law, ruling, rule or regulation, and the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it shall be held inconsistent, shall not be affected thereby.

16.           Notices. Any notice required or desired to be delivered under this Agreement shall be in writing and shall be delivered by courier service, facsimile, e-mail, any form of electronic file transfer, mail, postage prepaid mail or other similar means and shall be effective upon actual receipt by the party to which such notice shall be directed, addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

if to the Fund:

ML TRANSTREND DTP ENHANCED FUTURES ACCESS, LLC

ML TRANSTREND DTP ENHANCED FUTURES ACCESS LTD.

c/o Merrill Lynch Alternative Investments LLC

Manager

Princeton Corporate Campus

800 Scudders Mill Road

Section 2G

Plainsboro, New Jersey 08536

Attn: William Marr, Managing Director

E-mail: william_marr@ml.com

if to the Manager:

MERRILL LYNCH ALTERNATIVE INVESTMENTS LLC

Princeton Corporate Campus

800 Scudders Mill Road

Section 2G

Plainsboro, New Jersey 08536

Attn: William Marr, Managing Director

E mail: william_marr@ml.com

if to the Trading Advisor:

TRANSTREND B.V.

P.O. Box 444, 3000 AK Rotterdam

The Netherlands

Attention: Directors

Facsimile Number: +31-10-4532750

email: mgt@transtrend.corn

17.           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

18.           Consent to Jurisdiction. The parties hereto agree that any Proceeding arising directly, indirectly or otherwise in connection with, out of, related to or from this Agreement, any breach hereof or any transaction covered hereby, shall be resolved, whether by arbitration or otherwise, within the County of New York, City of New York, and State of New York. Accordingly, the parties consent and submit to the jurisdiction of the federal and state courts and any applicable arbitral body located within the County of New York, City of New York, and State of New York. The parties further agree that any such action or proceeding brought by either party to enforce any right, assert any claim, or obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in federal or state courts, or if appropriate before any applicable arbitral body, located within the County of New York. City of New York and State of New York.

19.           Survival. The provisions of this Agreement shall survive the termination hereof with respect to any matter arising while this Agreement shall be in effect.

20.           Counterparts. This Agreement may be executed in one or more counterparts, each of which shall, however, together constitute one and the same document. Facsimile signature pages shall have the same binding force and effect as original copies.

21.           No Waiver.

(a)           No failure or delay on the part of the Trading Advisor or the Manager in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Failure on the part of the Trading Advisor, the Fund or the Manager to complain of any act of the other or to declare the other in default under this Agreement, irrespective of how long such failure continues, shall not constitute a waiver by the Trading Advisor, the Fund or the Manager of its rights with respect to such default until the applicable statute-of-limitations period has run.

(b)           Any waiver granted hereunder must be in writing and shall be valid only in the specific instance in which given.

22.           Rules of Interpretation. In this Agreement, unless inconsistent with the context or the contrary intention appears, a reference to:

(a)           “May” shall be construed as permissive;

(b)           A “notice” means written notice unless otherwise stated;

(c)           “Shall” shall be construed as imperative;

(d)           The singular includes the plural and vice versa;

(e)           The masculine includes the feminine and neuter respectively;

(f)            Writing includes typewriting, printing, lithography, photography and other modes of representing or reproducing words in a legible and non-transitory form;

(g)           Any reference to a law, agreement or a document shall be deemed also to refer to any amendment, supplement or replacement thereof;

(h)           Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless such reference specifies Business Days;

(i)            The term “and/or” is used herein to mean both “and” as well as “or.” The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others. “Or” shall not be interpreted to be exclusive, and “and” shall not be interpreted to require the conjunctive — in each case, unless the context otherwise requires;

(j)            The terms “include” and “including” are to be construed as non-exclusive (so that, by way of example and for the avoidance of doubt, “including” shall mean “including without limitation”);

(k)           Whenever it is provided or contemplated herein that the Manager is to determine or decide any matter, the Manager (on its own behalf as well as on behalf of the Fund) shall do so in its sole and absolute discretion, unless otherwise expressly provided herein;

(l)            In addition to the authority granted to the Manager pursuant to this Agreement, the Manager may, but shall have no obligation to, take any action that the Manager deems necessary or advisable to ensure that the Fund is not in violation of law or in breach of any contractual provisions;

(m)          The table of contents to and the headings in this Agreement are for convenience of reference only and are to be ignored in construing this Agreement;

(n)           Any reference to “payable” or “paid” or any derivative thereof shall mean credited to the deferred compensation account, as the context may require;

(o)           No provision of this Agreement shall be construed in favor of or against any person by reason of the extent to which any such person, its Affiliates, or their respective employees or counsel participated in the drafting thereof; and

(p)           In the event of any inconsistency between the provisions of this Agreement and of the constituent documents of the Fund, the provisions of this Agreement shall control.

23.           Binding Effect; Benefit; Third-Party Beneficiary. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, all persons indemnified hereunder and their respective estates, permitted successors, transferees, custodians, executors, administrators, legal representatives, heirs and permitted assigns. The Trading Advisor Parties and the Merrill Lynch Parties shall be third party beneficiaries of the provisions of Section 12.

24.           Confidentiality.

(a)           The parties hereto each acknowledge that the business and assets of the Manager and the Fund and of the Trading Advisor are confidential and involve a wide range of proprietary information, including trade secrets and financial, legal or commercial information (collectively, “Confidential Information”). For avoidance of doubt, the Fund and the Manager explicitly confirm and agree that Confidential Information with regard to the Trading Advisor shall include, without limitation, the Trading Advisor’s (i) trading and risk models, techniques and procedures, (ii) past, current or future trading or position data, (iii) price and research software and databases and (iv) client lists.

(b)           Each party covenants that it has and it shall at all times keep confidential and not, directly or indirectly, disclose, divulge, furnish or make accessible to anyone, or use in any manner that would be adverse to the interests of any other party, any Confidential Information of another party to which such party has been or shall become privy except with the prior written approval of such other party or except for information that is otherwise publicly available (other than information made publicly available by breach of this Agreement) or required to be disclosed by law, the request of any court or other regulatory body or valid legal process. For avoidance of doubt, in no event shall the Fund or the Manager make available, directly or indirectly Confidential Information with regard to the Trading Advisor to: (i) any third-party risk monitoring or risk measurement service provider or to any Merrill Lynch internal risk monitoring personnel other than the Manager’s risk monitoring personnel; (ii) any investor in the Fund; (iii) Merrill Lynch or any its officers, directors, employees, registered representatives or agents; or (iv) any Merrill Lynch trading desk. Each party may, however, share certain Confidential Information with such party’s accountants, attorneys, administrators and auditors (“Permitted Confidants”); provided, however, that the Manager’s Permitted Confidants and the Fund’s Permitted Confidants undertake to hold such information strictly confidential to the same extent set forth herein, provided, further, that the Manager shall take all such actions as are necessary and appropriate to ensure that the Manager, the Fund, the Manager’s Permitted Confidants and the Fund’s Permitted Confidants shall not in any manner or respect, directly or indirectly, (A) use any of such Confidential Information with regard to the Trading Advisor in trading for their own accounts, any accounts of their Affiliates or any third party accounts (B) sell, license or assign any of such Confidential Information with regard to the Trading Advisor, (C) use such Confidential Information with regard to the Trading Advisor to reverse engineer, attempt to reverse engineer or otherwise seek to replicate the Trading Advisor’s trading in any manner or (D) otherwise use such Confidential Information for their personal gain in any other manner.

(c)           Without regard to whether all of the foregoing matters will be deemed confidential, material or important, the parties hereto stipulate that as between them, the same are confidential, material and important and gravely affect the effective and successful conduct of their businesses and goodwill and that any breach of any of the provisions of Section 24 of this Agreement will be a material breach of this Agreement. In the event of a breach or threatened breach by a party of any of the provisions of this Section 24, the parties hereto acknowledge that in view of the unique nature of the services rendered by each party and its clients and the fact that each party’s business heavily depends upon maintaining the confidentiality of the Confidential Information, the remedies of the non-breaching party at law for such breach will be inadequate, and the parties hereto agree that the non-breaching party shall be entitled, without the necessity of proving irreparable damages, to obtain injunctive relief, a decree of specific performance or other equitable relief restraining the breaching party or parties, as applicable, from violating the provisions of Section 24 of this Agreement. Nothing stated herein shall be construed as prohibiting any party from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages.

(d)           The parties also acknowledge and agree that, as a prerequisite to the Trading Advisor’s entering orders for the Fund through any clearing broker which is an Affiliate of Merrill Lynch, that the Trading Advisor will require that each Merrill Lynch Affiliate which acts as a clearing broker for the Fund enter into a confidentiality agreement with the Trading Advisor, in form and substance acceptable to the Trading Advisor, and the Manager shall use its best efforts to assist the Trading Advisor to facilitate the entering into of such confidentiality agreement(s).

(e)           The provisions of this Section 24 shall survive the termination of this Agreement.

25.           Advisers Act Compliance. Any provisions of this Agreement which are construed to violate the Advisers Act shall be deemed null and void ab initio. For the avoidance of doubt, no provision of this Agreement shall be deemed to constitute a waiver of any person’s rights or claims under any federal or state securities laws.

IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned on the day and year first written above.

ML TRANSTREND DTP ENHANCED FUTURESACCESSsm LLC

By:	Merrill Lynch Alternative
Investments, LLC,
Manager

By:
Name:
Title:

ML TRANSTREND DTP ENHANCED FUTURESACCESSSM LTD.

By:
Name:
Title:

MERRILL LYNCH ALTERNATIVE INVESTMENTS LLC

By:
Name:
Title:

TRANSTREND B.V.

By:
Name:
Title:

By:
Name:
Title:

APPENDIX A

COMMODITY INTERESTS TRADED BY

TRANSTREND B.V.

The undersigned represents, as of the date indicated below, that the following is a complete list of all commodity interests which the undersigned intends to trade on behalf of ML TRANSTREND DTP ENHANCED FUTURESACCESSSM LLC/ML TRANSTREND DTP ENHANCED FUTURESACCESSSM LTD.:

INTEREST RATES

CBOT	30-DAY FEDERAL FUNDS US 10-YR INTEREST SWAP US 10-YR T-NOTE
US 2-YR T-NOTE
US 30-YR T-BOND
US 5-YEAR INTEREST SWAP US 5-YR T-NOTE
CME	1-MNTH LIBOR
EURODOLLAR
EUROYEN (IMM)
EUREX	BOBL
BUND
EURO BUXL
SCHATZ
SWISS CONE. BOND

LIFFE	EURIBOR
EURO 10-YR SWAPNOTE
EURO 2-YR SWAPNOTE
EURO 5-YR SWAPNOTE
EUROSWISS
JAP. GVT. BOND (LIFFE)
LONG GILT
SHORT STERLING
ME	CAN. 10-YR GVT. BOND
CAN. BANK ACCEPT.
SFE	AUSSIE 10-YR T-BOND
AUSSIE 3-YR T-BOND
AUSSIE BANK BILL

NZ BANK BILLS
SGX	EUROYEN (SGX)
JAP. GVT. BOND (SGX/MINI)
TIFFE	EUROYEN (TIFFE)
TSE	JAP. GVT. BOND (TOKYO)

STOCK INDICES

BI	MINI S&P/MIB
S&P/M1B
CBOE	S&P 500 VOLATILITY INDEX
CBOT	DOW JONES INDEX
MINI DOW JONES INDEX
CME	E-MINI NASDAQ 100
E-MINI RUSSELL 2000
E-MINI S&P 400 MIDCAP
F-MINI S&P 500
NASDAQ 100
RUSSELL 2000
S&P 400 MIDCAP
S&P 500
EDX	OMX (FUTURE)
ENEXTA	AEX INDEX
ENEXTP	CAC 40
EUREX	DAX 30
DJ EURO STOXX 50
DJ EURO STOXX BANKS INDEX
DJ STOXX 50
DJ STOXX600 BANKS INDEX
MIDCAP DAX
HKEX	HANG SENG
HANG SEND CHINA ENTERPRISES
LIFFE	FTSE 100
MSCI PAN-EURO INDEX
ME	S&P CANADA 60
MEFF	IBEX 35+
MEXDER	MEXICAN PRICE & QUOTE INDEX
NYBOT	MINI RUSSELL 1000
RUSSELL 1000
OSE	NIKKEI 225 (OSAKA)
SAFEX	FTSE/JSE TOP 40
SFE	SPI 200
SGX	MSCI TAIWAN STOCK INDEX
NIKKEI 225 (SGX)
S&P CNX NIFTY (SGXDT)
SINGAPORE FREE INDEX
TAIFEX	TAIWAN ELECTRONIC INDEX

TAIWAN FINANCE INDEX
TAIWAN WEIGHTED INDEX
TSE	TOPIX

CURRENCIES

CME	AUSTRALIAN DOLLAR
BRITISH POUND
CANADIAN DOLLAR EURO
ISRAELI SHEKEL (1MM)
JAPANESE YEN
MEXICAN PESO
POLISH ZLOTY (IMM)
POLISH ZLOTY - EURO (IMM)
RUSSIAN RUBLE (IMM)
SWISS FRANC
FINEX	AUSSI - KIWI (FINEX)
AUSSI - YEN (FINEX)
EURO - AUSSI (FINEX)
EURO - CZECH KORUNA (FINEX)
EURO - HUNGAR. FORINT (FINEX)
EURO - NORWEGIAN KRONE (FINEX)
EURO - STERLING (FINEX)
EURO - SWEDISH KRONA (FINEX)
EURO - SWISS FRANC (FINEX)
EURO - YEN (FINEX)
KIWI DOLLAR (FINEX)
NORWEGIAN - SWEDISH (FINEX)
STERLING - SWISS (FINEX)
STERLING - YEN (FINEX)
SWISS - YEN (FINEX)
US DOLLAR INDEX
USD - CZECH KORUNA (FINEX)
USD HUNGARIAN FORINT (FINEX)
USD - NORWEGIAN KRONE (FINEX)
USD - RAND (FINEX)
USD - SWEDISH KRONA (FINEX)
KOFEX	USD - KOREAN WON
OTC	EURO - HONG KONG DOLLAR (FWD)
EURO - NEW TURKISH LIRA (FWD)
EURO- SLOVAK KORUNA (FWD)
USD - BRAZILIAN REAL (FWD)
USD - CHILEAN PESO (FWD)
USD - INDIAN RUPEE (FWD)
USD - ISRAELI SHEKEL (FWD)
USD - NEW TURKISH LIRA (FWD)

USD - SINGAPORE DOLLAR (FWD)
USD - SLOVAK KORUNA (FWD)
USD - TAIWANESE DOLLAR (FWD)
TURKDEX	USD/TRY

METALS

CBOT	GOLD CBOT
SILVER CBOT
COMEX	GOLD
HIGH GRADE COPPER
SILVER
LME	ALUMINIUM
COPPER
LEAD
NICKEL
TIN
ZINC
NYMEX	PALLADIUM
PLATINUM
TOCOM	ALUMINIUM (TOKYO)
GOLD (TOKYO)
PALLADIUM (TOKYO)
PLATINUM (TOKYO)
SILVER (TOKYO)

ENERGIES

CCX	GASOLINE (CHUBU)
KEROSENE (CHUBU)
CME	GS COMMODITY INDEX

ICE	BRENT
CARBON EMISSION
GASOI L
NYMEX	CRUDE OIL
HEATING OIL
NATURAL GAS
NY HARBOR RBOB GASOLINE
TOCOM	CRUDE OIL (TOKYO)
GASOLINE (TOKYO)
KEROSENE (TOKYO)

AGRICULTURALS

BUMA	CRUDE PALM OIL
CBOT	CORN
OATS

ROUGH RICE
SOYBEAN MEAL
SOYBEAN OIL
SOYBEANS
WHEAT
CCX	RSS3 RUBBER (OSAKA)
RUBBER INDEX (OSAKA)
CME	FEEDER CATTLE
FLUID MILK
LEAN HOGS
LIVE CATTLE
LUMBER
PORK BELLIES
ENEXTP	EUROPEAN RAPESEED
MILLING WHEAT NO.2
KCBT	KANSAS CITY WHEAT
LIFFE	COCOA (LONDON)
ROBUSTA COFFEE
WHITE SUGAR NO.5
MGE	MINNEAPOLIS WHEAT
NYBOT	ARABICA COFFEE
COCOA
COTTON
ORANGE JUICE
WORLD SUGAR NO.11
SAFEX	SUNFLOWER SEED (JOHANNESBURG)
WHEAT (JOHANNESBURG)
WHITE MAIZE
YELLOW MAIZE
TGE	ARABICA COFFEE (TOKYO)
AZUKI/RED BEANS (TOKYO)
CORN (TOKYO)
NON-GMO US SOYBEANS (TOKYO)
RAW SUGAR (TOKYO)
US SOYBEANS (TOKYO)
TOCOM	RUBBER (TOKYO)
WCE	RAPESEED/CANOLA

The Trading Advisor may trade additional commodity interests for the account of the Fund by notifying the Manager in writing of the name of such additional commodity interest and the exchange on which it is traded, provided that the Manager does not notify the Trading Advisor within five (5) business days of the Trading Advisor’s having so notified the Manager that the Manager objects to the Trading Advisor trading such commodity interest for the Fund.

TRANSTREND B.V.

By:
Name:
Title:

By:
Name:
Title:

Dated as of March 20, 2007.

APPENDIX B

COMMODITY TRADING AUTHORITY

TRANSTREND B.V.

P.O. Box 444, 3000 AK Rotterdam

The Netherlands

Attn: Managing Directors

Dear Advisor:

ML TRANSTREND DTP ENHANCED FUTURESACCESSsm LLC/ML TRANSTREND DTP ENHANCED FUTURESACCESSsm LTD. (collectively, the “Fund”) does hereby make, constitute and appoint you as its attorney-in-fact to buy and sell commodity futures and forward contracts (including foreign futures and options contracts) in accordance with the ML FuturesAccesssm Advisory Agreement among us and certain others.

Very truly yours,

ML TRANSTREND DTP ENHANCED
FUTURESACCESSsm LLC

ML TRANSTREND DTP ENHANCED
FUTURESACCESSsm LTD.

By:	Merrill Lynch Alternative Investments LLC,
Manager

By:
Name:
Title:

Dated as of March 20, 2007.